Exhibit 99.1

Ramaco Resources Announces Third Quarter Cash Dividends for Both Class A and Class B Common Stock; and Date of Second Quarter 2023 Results Conference Call

LEXINGTON, Ky., July 31, 2023 (PRNEWSWIRE) – Ramaco Resources, Inc. (NASDAQ: METC, METCB, “Ramaco” or the “Company”) is a leading producer of high-quality, low-cost metallurgical coal in Appalachia. Today it announces the third quarter dividend on Class A shares and the initial dividend on its newly issued Class B CORE Resources shares, as well as the timing of its second quarter earnings release and conference call.

BOARD OF DIRECTORS DECLARES CLASS A AND CLASS B CASH DIVIDEND

Ramaco’s Board of Directors approved and declared its quarterly cash dividend of $0.125 per share on the Company’s Class A common stock. The third quarter dividend is payable on September 15, 2023, to shareholders of record on September 1, 2023.

The Board of Directors also approved and declared a quarterly cash dividend of $0.1654 per share on the newly issued CORE Resources Class B shares. The third quarter dividend is payable on September 15, 2023, to shareholders of record on September 1, 2023. The calculation of the Class B dividend was based on second quarter 2023 results.

“We are excited to announce our initial dividend on the newly issued CORE Resources Class B tracking shares. The payment is based on the financial performance of the ‘CORE’ assets, which is an abbreviation of ‘Carbon Ore-Rare Earth,’” stated Randall Atkins, Chairman and Chief Executive Officer of Ramaco Resources. “We believe these CORE assets are unique and potentially transformational. The issuance of the CORE Resources tracking stock and declaration of its first dividend are important steps in our ongoing strategy to both maximize long-term shareholder value, and to return capital to our shareholders.”

SECOND QUARTER 2023 FINANCIAL RESULTS AND CONFERENCE CALL

The Company will report second quarter 2023 financial results on Tuesday, August 8, 2023, after the close of the market. The earnings news release will be available on the Company’s investor relations website at www.ramacoresources.com and through major financial information sites.

At 9:00 a.m. Eastern Time on Wednesday, August 9, 2023, Ramaco Resources will host an investor conference call and webcast where Randall W. Atkins, Chairman and Chief Executive Officer, Christopher L. Blanchard, Chief Operating Officer, and Jeremy R. Sussman, Chief Financial Officer will discuss the second quarter 2023 results.

The conference call can be accessed by calling (800) 274-8461 domestically or (203) 518-9814 internationally. The Conference ID is METCQ223. The webcast for this release will be accessible by visiting https://event.on24.com/wcc/r/4302384/5459B0334C7CB8C4682C8AFCE2FA2E2A

ABOUT RAMACO RESOURCES

Ramaco Resources, Inc. is an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia, southwestern Virginia and southwestern Pennsylvania. Its executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. The Company currently has three active metallurgical coal mining complexes in Central Appalachia and one rare earth and coal mine near Sheridan, Wyoming in operation but not yet production. In May 2023, the Company announced that a major rare earth deposit of primary magnetic rare earths Neodymium, Praseodymium, Terbium, and Dysprosium was discovered at its mine near Sheridan, Wyoming. Contiguous to the Wyoming mine, the Company operates a research and pilot facility related to the production of advanced carbon products and materials from coal. In connection with these activities, it holds a body of roughly 50 intellectual property patents, pending applications, exclusive licensing agreements and various trademarks. News and additional information about Ramaco Resources, including filings with the Securities and Exchange Commission, are available at http://www.ramacoresources.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release, and in the documents, it may reference, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Ramaco Resources’ expectations or beliefs concerning guidance, future events, anticipated revenue, future demand and production levels, macroeconomic trends, the development of ongoing projects, costs and expectations regarding operating results, and it is possible that the results described in this news release, and the documents it references, will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources’ control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources’ filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The risk factors and other factors noted in Ramaco Resources’ SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

POINT OF CONTACT

INVESTOR RELATIONS: info@ramacometc.com or 859-244-7455